Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gelu Voicu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catalyst Semiconductor, Inc. on Form 10-Q for the fiscal quarter ended July 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

Date: September 12, 2006	By:	/s/ Gelu Voicu
	Name:	Gelu Voicu
	Title:	President, Chief Executive Officer and
Director

I, Thomas E. Gay III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catalyst Semiconductor, Inc. on Form 10-Q for the fiscal quarter ended July 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

Date: September 12, 2006	By:	/s/ Thomas E. Gay III
	Name:	Thomas E. Gay III
	Title:	Vice President of Finance and
Administration and Chief Financial
Officer